Exhibit 99.1

LNB Bancorp, Inc.

To:           Directors and Executive Officers of LNB Bancorp, Inc.

Date:           July 6, 2015

Re:           Notice Regarding Blackout Period and Regulation BTR Trading Restrictions

Please be advised that LNB Bancorp, Inc. (the “Company”) has notified participants in the Lorain National Bank Employees’ 401(k) Plan (the “401(k) Plan”) of a “blackout period” under the 401(k) Plan. The blackout period for the 401(k) Plan will be implemented in connection with the anticipated closing of the previously announced merger (the “Merger”) of the Company with and into Northwest Bancshares, Inc. (“Northwest Bancshares”) in accordance with the Agreement and Plan of Merger, dated December 15, 2014, by and the between the Company and Northwest Bancshares (the “Merger Agreement”). The Merger and the related transactions contemplated by the Merger Agreement remain subject to customary closing conditions, and are currently expected to close on August 14, 2015 (the “Closing Date”).

In connection with the Merger, activity in the LNB Bancorp, Inc. Common Stock Fund (the “Company Stock Fund”) under the 401(k) Plan will be suspended and subject to a blackout period beginning at 5:00 p.m., Eastern time, on July 6, 2015 until sometime during the week of August 17, 2015. This blackout period is required in order to allow the 401(k) Plan’s recordkeeper to process consideration elections made by participants in the 401(k) Plan in connection with the Merger. During the blackout period, participants in the 401(k) Plan will be temporarily unable to make exchanges into or out of the Company Stock Fund, take distributions of amounts invested in the Company Stock Fund and take loans with respect to amounts invested in the Company Stock Fund.

Pursuant to The Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 104 under Securities and Exchange Commission Regulation BTR, the directors and officers of the Company will generally be prohibited from engaging in transactions involving Company equity securities (including options and other derivatives based on Company stock) during this blackout period, in addition to otherwise complying with the Company’s insider trading policy. Please note that the blackout period does not apply to any sale or other disposition of equity securities in connection with a merger, acquisition, divestiture, or similar transaction occurring by operation of law. Accordingly, dispositions of equity securities of the Company in the Merger, including your election of the Merger consideration, are exempt from the blackout period trading restrictions.

The blackout period is currently expected to end during the week following the Closing Date, but could end later. During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting (prior to the Merger) LNB Bancorp, Inc., Attention: Human Resources, 457 Broadway, Lorain, OH 44057 (telephone 440-244-6000), and (after the Merger) Northwest Bancshares, Inc., Attention: Corporate Secretary, 100 Liberty Street, Warren, PA 16365 (telephone: 814-726-2140).

Because the 401(k) Plan includes the Company Stock Fund as an investment option, the Act requires that you be prohibited from directly or indirectly purchasing, exercising, selling, or otherwise transferring equity securities (including options and other derivative securities) of the Company during the blackout period for the 401(k) Plan if those securities were acquired in connection with your service or employment as a director or executive officer of the Company. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you have financial involvement).

Although certain transactions are exempt from this trading prohibition (such as bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or officer), those exemptions are limited. If you hold both covered securities and non-covered securities, any sale or other transfer of securities by you during the blackout period, if it occurs, will be treated as a transaction involving covered securities, unless you can identify the source of the sold securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements). Given the applicable rules and the short time period involved, we recommend that you avoid any change in your beneficial ownership of Company equity and derivative securities during the blackout period. The restrictions on trading during the blackout period are in addition to those under the Company’s insider trading policy or its successor (and associated regularly scheduled blackout periods) that restrict or will restrict your ability to trade in Company common stock.

The Company was unable to provide advance notice of the blackout period due to events that were unforeseeable to, or circumstances that were beyond the reasonable control of, the Company as determined in writing by the administrator of the 401(k) Plan. A copy of this written determination accompanies this blackout notice.

The rules are complex and criminal and civil penalties may be imposed upon directors and executive officers who violate the rules. Therefore, please contact the Company’s Chief Financial Officer at 457 Broadway, Lorain, OH 44057 or via telephone at 440-244-6000 if you have any questions or if you believe that a transaction in which you have a pecuniary interest may occur during the blackout period.

LNB Bancorp, Inc.
Memorandum

I understand that generally, pursuant to ERISA Section 101(i), a 30-day advance notice of any blackout period in an individual account plan must be provided. ERISA Section 101(i)(2)(C) provides an exception to the general rule where the timing of blackout is caused by circumstances beyond the reasonable control of the Plan Administrator.

LNB Bancorp, Inc. (the “Company”) and Northwest Bancshares, Inc. (“Northwest Bancshares”) entered in an Agreement and Plan of Merger dated as of December 15, 2014 (the “Merger Agreement”). The closing of the merger and related transactions contemplated by the Merger Agreement is subject to customary closing conditions and is anticipated to be completed on August 14, 2015 (the “Closing Date”). Under the Merger Agreement, the Company agreed to take certain actions as may be reasonably required by Northwest Bancshares prior to closing in connection with the termination of the Lorain National Bank Employees’ 401(k) Plan (the “401(k) Plan”), the merger of the 401(k) Plan into a Northwest Bancshares plan, or the assumption of the 401(k) Plan by Northwest Bancshares, each as the case may be. After various inquiries by the Company and discussions with Northwest Bancshares, on or about June 30, 2015, Northwest Bancshares informed the Company of its intended process for communicating to, and collecting from, 401(k) Plan participants merger consideration elections with respect to amounts invested in the LNB Bancorp, Inc. Common Stock Fund (the “Company Stock Fund”) in connection with the assumption of the 401(k) Plan by Northwest Bancshares. In order to facilitate the processing of merger consideration elections in the manner intended by Northwest Bancshares prior to the anticipated Closing Date, it is necessary to suspend activity in the Company Stock Fund prior to commencing the process.

I hereby certify in writing, as required by 29 CFR §2520.101-3(b)(2)(ii)(B), that due to the uncertainty regarding Northwest Bancshares’ intended process with respect to merger consideration elections relating to the Company Stock Fund, the 401(k) Plan was unable to provide 30 days’ notice of the blackout period, which will take effect at 5:00 p.m., Eastern time, on July 6, 2015.

/s/ Mary E. Miles
Mary E. Miles
Plan Administrator